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                           KIRKPATRICK & LOCKHART LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C.  20036


                                 March 21, 1997



GT Global Floating Rate Fund, Inc.
50 California Street, 27th Floor
San Francisco, California  94111


Dear Sir or Madam:

     You have requested our opinion regarding certain matters in connection with the issuance by GT Global Floating Rate Fund, Inc. ("Fund") of shares of the Fund's common stock. We have examined the Fund's Articles of Incorporation and other corporate documents relating to the authorization and issuance of the common stock of the Fund. Based upon this examination, we are of the opinion that:

     1. All legal requirements for the organization of the Fund under the laws of the State of Maryland have been satisfied, and the Fund is now a validly existing corporation in good standing under the laws of the State of Maryland.

     2. The authorized capitalization of the Fund consists of 1,000,000,000 shares of common stock having a par value of $.001 each.

     3. The issuance of those shares of the Fund's common stock, which currently are being registered under the Securities Act of 1933, has been duly authorized by the Fund, subject to compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

     4. When so issued, the Fund's shares will be legally issued, fully paid and nonassessable.


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GT Global Floating Rate Fund, Inc.
March 21, 1997
Page 2


     We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-17425) which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Additional Information - Legal Matters" in the Registration Statement.


                              Very truly yours,


                              KIRKPATRICK & LOCKHART LLP



                              By: /s/ Daniel T. Steiner
                                  ------------------------------
                                  Daniel T. Steiner